LINEAR TECHNOLOGY CORPORATION
                       NONSTATUTORY STOCK OPTION AGREEMENT
                        1996 INCENTIVE STOCK OPTION PLAN



         Linear Technology Corporation, a California corporation (the "Company"), has granted to ______________________________ (the "Optionee"), an
option (the "Option") to purchase a total of _____________________________ shares of Common Stock (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1996 Incentive Stock Option Plan, as amended (the "Plan"), adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

         1. Nature of the Option. This Option is intended by the Company and the Optionee to be a Nonstatutory Stock Option ("NSO"), and does not qualify for any special tax benefits to the Optionee. This Option is not an Incentive Stock Option.

         2. Exercise Price. The exercise price is $___________ for each share of Common Stock.

         3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

                  (i)    Right to Exercise.

                         (a) Subject to subsections  3(i)(b), (c) and (d) below,
this Option shall be exercisable cumulatively, to the extent of that percentage of the Shares subject to the Option determined by multiplying the total number of Shares originally subject to the Option by a fraction the numerator of which is the number of whole six month periods elapsed since ______________ and the denominator of which is 10.

                         (b) This Option may not be exercised  for a fraction of
a share.

                         (c)  In  the  event  Optionee  ceases  to be a  Service
Provider, the exercisability of the Option is governed by Sections 6, 7 and 8 below.

                         (d) In no event may this Option be exercised  after the
date of expiration of the term of this Option as set forth in Section 10 below.

                  (ii) Method of Exercise. This Option shall be exercisable by delivery of written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall


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be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the exercise price.

         No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

         4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                  (i) personal, certified or bank cashier's check; or

                  (ii) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sales or loan proceeds required to pay the exercise price.

         5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         6. Termination of Status as an Employee, Consultant or Director. Except as provided for in Sections 7 and 8 below, in the event Optionee ceases to be a Service Provider, Optionee may, but only within three (3) months after the date he or she ceases to be a Service Provider, exercise this Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

          7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, if Optionee ceases to be a Service Provider as a result of Optionee's Disability, Optionee may, but only within six (6) months from the date of termination of employment, exercise his or her Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

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          8. Death of Optionee. In the event of the death of Optionee during the term of this Option and while a Service Provider since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that the Option vested as of the Optionee's date of death.

          9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         10. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         11. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will be treated as having received compensation income (taxable at ordinary income rates) equal to the excess, if any, of the fair market value of the exercised shares over the exercise price. If the Optionee is an employee, the Company will be required to withhold tax upon exercise as if the net proceeds were compensation income. The Company may use guidelines for withholding published by taxing authorities in order to meet its withholding responsibilities. These amounts withheld may not be sufficient to meet the employee's tax liability on the transaction. It is the employee's responsibility to meet his or her total tax liability. We advise the employee to seek assistance and guidance on this matter from his or her own tax advisor. If the Optionee holds NSO shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes (holding the shares for at least eighteen months will result in lower capital gains tax rates). THE SUMMARY OF SOME OF THE FEDERAL TAX CONSEQUENCES RELATING TO THIS OPTION, IS NECESSARILY INCOMPLETE AND THE TAX LAWS AND REGULATIONS DISCUSSED HEREIN ARE SUBJECT TO CHANGE. YOU ARE URGED TO CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

DATE OF GRANT: _______________________________


                                   LINEAR TECHNOLOGY CORPORATION
                                   a California corporation


                                   By:__________________________



                                   Title:_______________________


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         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

         By your signature and the signature of the Company's representative, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

Dated: ______________               ________________________________________
                                    Optionee

                                    Residence Address:

                                    ________________________________________

                                    ________________________________________


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